Exhibit 5.1

Our ref Your ref	JF/JF/1066933/0002/Z2392655v1

Sapiens International Corporation N.V. PO Box 10008, Willow House Cricket Square, Grand Cayman KY1-1001 Cayman Islands		18 October 2021

Dear Sir or Madam

Sapiens International Corporation N.V.

We have acted as Cayman Islands legal counsel to Sapiens International Corporation N.V., registered by way of continuation in the Cayman Islands as an exempted company limited by shares (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement references the offering and sale from time to time, as set forth in the Registration Statement of 4,163,273 of the Company’s common shares of par value one Eurocent (€0.01) each (the “Common Shares”). We have been advised that the Common Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement and any amendment thereto, and that this opinion (“Opinion”) is required to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In giving this Opinion, we have reviewed a copy of the Registration Statement on Form S-8 dated 18 October 2021. We have also reviewed: (i) the certificate of registration by way of continuation of the Company dated 17 August 2018 issued by the registrar of companies in the Cayman Islands (the “Registrar”); (ii) the memorandum and articles of association of the Company as registered with the Registrar on 17 August 2018 (the “Articles”); and (iii) a certificate of good standing relating to the Company issued by the Registrar on 14 October 2021 (the “Certificate Date”), and have made such enquiries as to questions of Cayman Islands law as we have deemed necessary in order to render the Opinion set forth below. Except as specifically referred to above, we have not examined, and give no Opinion on, any contracts, instruments or other documents (whether or not referred to in, or contemplated by, any of the foregoing documents).

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands (collectively, “Foreign Laws”). We express no Opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any statements, representations or warranties given in or in connection with the Registration Statement. This Opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  Further, this Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Schedule 3.

“Carey Olsen” in the Cayman Islands is the business name of Carey Olsen Cayman Limited, a body corporate recognised under the Legal Practitioners (Incorporated Practice) Regulations (as revised). The use of the title “Partner” is merely to denote seniority. Services are provided on the basis of our current terms of business, which can be viewed at: http://www.careyolsen.com/terms-business. CO Services Cayman Limited is regulated by the Cayman Islands Monetary Authority as the holder of a corporate services licence (No. 624643) under the Companies Management Act (as revised).

Based upon the foregoing examinations, assumptions and qualifications and having regard to legal considerations which we consider relevant, we are of the Opinion that, under the laws of the Cayman Islands:

1.	The Company has been duly registered by way of continuation as an exempted company with limited liability under the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), is validly existing under the laws of the Cayman Islands and was, as at the Certificate Date, in good standing with the Registrar.

2.	With respect to the Common Shares, when: (a) the Company’s board of directors (the “Board”) has taken all necessary corporate action in accordance with the articles of association of the Company to approve the issuance thereof, the terms of the offering thereof and related matters; and (b) either (i) the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and the payment of the consideration specified therein (being not less per Common Share than its par value) has been received, or (ii) if such Common Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security issued by the Company (“Security”), the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption, repurchase or exercise for Common Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being equivalent to not less per Common Share issuable on conversion, exchange, redemption, repurchase or exercise thereof than the par value of such Common Share) has been received; and (c) the issue of the Common Shares has been registered in the register of members of the Company (the “Register”), the Common Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable (meaning that no further sums are payable by the holders thereof to the Company on such Common Shares), to the persons set out in the Register as the holders thereof.

We are furnishing this Opinion as exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This Opinion is given on the basis that it is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This Opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and not in respect of or in connection with any other matter.

Yours faithfully

/s/ Carey Olsen

Carey Olsen Cayman Limited

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SCHEDULE 1

ASSUMPTIONS

1.	The authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies.

2.	There is no document or other information or matter that has not been provided or disclosed to us, which could affect the accuracy of this Opinion.

3.	No Foreign Law qualifies or affects this Opinion.

4.	The Articles remain in full force and effect and are unamended.

5.	The power and authority of the Company and the Board have not been restricted in any way other than as set out in the Articles.

6.	There is no contractual or other obligation, prohibition or restriction (other than arising by operation of the laws of the Cayman Islands or as set out in the Articles) which may limit the Company’s ability to issue the Common Shares.

7.	At the time of the issue of any of the Common Shares:

(a)	the laws of the Cayman Islands (including the Companies Act) will not have changed in such a way as to materially impact the issue of such Common Shares as currently anticipated;

(b)	the Company will have sufficient authorised but unallotted and unissued share capital to effect the issue of such Common Shares;

(c)	the Company will not have been struck off, dissolved or placed into liquidation (or any similar proceedings); and

(d)	the provisions of the Articles relating to the issue of Common Shares will not have been altered, amended or restated in a way that would impact this Opinion.

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SCHEDULE 2

QUALIFICATIONS

1.	The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Common Shares is effective until the register of members is updated accordingly. However, the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

2.	Any issue of Common Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

3.	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.

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